UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2022

M3-BRIGADE ACQUISITION III CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40946	86-3185502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable public warrant	MBSC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MBSC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MBSC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022, Alan Carr and William Transier were appointed to the board of directors (the “Board”) of M3-Brigade Acquisition III Corp. (the “Company”). The Board has determined that each of Mr. Carr and Mr. Transier is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

On November 1, 2022, in connection with the appointments of each of Mr. Carr and Mr. Transier to the Board, the Company entered into the following agreements:

●	A Letter Agreement, dated November 1, 2022 (the “Letter Agreement”), between the Company, Alan Carr and William Transier, pursuant to which each of Messrs. Carr and Transier have each agreed to: vote any shares of common stock of the Company held by them in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by the Company’s amended and restated certificate of incorporation; and certain transfer restrictions with respect to the Company’s securities.

●	Indemnity Agreements, each dated November 1, 2022 (the “Indemnity Agreements”), between the Company and each of Alan Carr and William Transier, providing each of Messrs. Carr and Transier contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum certificate of incorporation.

●	Engagement Agreements, each dated November 1, 2022 (the “Engagement Agreements”), between the Company and each of Alan Carr and William Transier, providing each of Messrs. Carr and Transier with a non-contingent cash payment of $125,000 for their service as members of the Board.

Other than the foregoing, none of Messrs. Carr or Transier are party to any arrangement or understanding with any person pursuant to which they were appointed as directors nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement, Indemnity Agreements and Engagement Agreements do not purport to be complete and are qualified in their entireties by reference to (i) the Letter Agreement, a copy of which is attached as Exhibit 10.1 hereto, (ii) the Indemnity Agreements, copies which are attached as Exhibits 10.2 and 10.3 hereto and (iii) the Engagement Agreements, copies of which are attached as Exhibits 10.4 and 10.5 hereto, and the terms of which are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated November 1, 2022, between the Company, Alan Carr and William Transier.
10.2	Indemnity Agreement, dated November 1, 2022, between the Company and Alan Carr.
10.3	Indemnity Agreement, dated November 1, 2022, between the Company and William Transier.
10.4	Engagement Agreement, dated November 1, 2022, between the Company and Alan Carr.
10.5	Engagement Agreement, dated November 1, 2022, between the Company and William Transier.
104	Cover Page Interactive Data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION III CORP.

Date: November 2, 2022	By:	/s/ Mohsin Y. Meghji
		Name:	Mohsin Y. Meghji
		Title:	Executive Chairman of the Board of Directors